UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GAMESQUARE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note: GameSquare Holdings, Inc. (the “Company”) has distributed the following written communication in connection with the Company’s 2025 Annual Meeting of Stockholders. A copy of the written communication can be found below.

Dear Shareholder:

We are reaching out to you regarding GameSquare’s Annual Shareholder Meeting scheduled for November 4, 2025. Shareholders participation in voting is essential for the functioning of corporate governance. Shareholders who owned GameSquare shares on the September 5, 2025, “Record Date” are eligible to vote and we want to ensure your shares are represented at the Meeting. You can vote using the online voting information that you should have received by mail or, if easier, by calling our toll-free voting line at 888-742-1305 (Monday–Friday, 9:00 AM – 5:00 PM EST) to cast your vote directly over the phone.

The GameSquare Board and ISS recommend a vote FOR on all proposals, which can be viewed at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001714562/000164117225026855/formdef14a.htm

Please let us know if you have any questions regarding the agenda or proposals.

Your time and vote are greatly appreciated.